Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                    Contact:                      David M. Findlay
                                                                                                                              President and
                                                                                                                              Chief Financial Officer
                                                                                                                              (574) 267-9197
                                                                                                                              david.findlay@lakecitybank.com

Lake City Bank Announces Findlay to Be
Appointed Chief Executive Officer at 2014 Annual Meeting

Michael L. Kubacki to Remain Chairman

WARSAW, IN, September 4, 2013 - Lakeland Financial Corporation (Nasdaq Global Select/LKFN) and Lake City Bank today announced that David M. Findlay will be appointed the Chief Executive Officer of both organizations at the April 8, 2014 annual meeting of Lakeland Financial Corporation shareholders.  Michael L. Kubacki, who will retain the title of Chief Executive Officer until the 2014 annual meeting, will remain the Chairman of the Board of both organizations following Findlay’s appointment.  Findlay will continue in his current role as President and Chief Financial Officer of Lakeland Financial Corporation and Lake City Bank until his appointment as President and Chief Executive Officer of both organizations.  The Company has initiated a search to identify a new chief financial officer to succeed Findlay.

Kubacki commented, “This decision is the next step in an ongoing management succession process that the Board has been implementing for the past several years.  I have worked very closely with David for the past thirteen years and have absolute confidence in his ability to lead the Bank.  He has been instrumental in our success and will be an excellent CEO going forward.”

Findlay added, “I am excited to be given this opportunity and look forward to continuing to work with Mike in his new role.   He’s been an exceptional leader for the Lake City Bank Team and I will be honored to succeed him as CEO.  We are particularly happy that Mike will continue to serve as Executive Chairman through 2016, and that we will continue to benefit from his experience and leadership.  It will be a critical step towards ensuring a successful transition.”

Findlay joined Lake City Bank as Executive Vice President and Chief Financial Officer in 2000.  He was promoted to President of Lakeland Financial Corporation and Lake City Bank and joined their respective boards in September 2010, while also retaining the role of Chief Financial Officer.  His career in financial services began in 1984 with The Northern Trust Company in Chicago.  Findlay is active in a number of industry and community organizations, including the boards of OrthoWorx, Northern Indiana Workforce Board, Ivy Tech Community College Foundation, WNIT Public Television, The Logan Center, The Chicago Federal Reserve Bank Community Depository Institution Advisory Council, The American Bankers Association Government Administration Relations Council, The Elkhart County Community Foundation, Grow SJC Economic Development Governance Council, The Indiana Bankers Association Holding Company and The Indiana Bankers Association Service Corporation.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  A 46th office in Fishers, Indiana is expected to open in late 2013.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.